UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018 nuveen

Nuveen Global Cities REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-222231	82-1419222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Third Avenue, 3rd Floor New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 490-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry Into a Material Definitive Agreement.

The information discussed under Items 2.01 and 2.03 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 10, 2018, THRE Global Investments LLC (“Assignor”), an affiliate of the advisor of Nuveen Global Cities REIT, Inc. (the “Company”), entered into a Real Estate Purchase Contract (the “Purchase Agreement”) with Main Street Kingwood, LTD. (the “Seller”), which is not affiliated with the Company, Assignor or any of their respective affiliates. On October 25, 2018, pursuant to the Assignment and Assumption of Purchase and Sale Agreement, by and between Assignor and NR Main Street at Kingwood LLC, an indirect wholly owned subsidiary of the Company (“Buyer”), Assignor assigned its right, title and interest in and to the Purchase Agreement to the Company, through Buyer.

On October 25, 2018, the Company completed the acquisition of the property known as Main Street at Kingwood, a grocery-anchored retail shopping center located in Humble, Texas, from an unaffiliated third party for approximately $85.7 million, including purchase price credits and transaction costs. The Company funded the acquisition with cash on hand and borrowings from its Credit Facility described below. Constructed in 2016, Main Street at Kingwood is 185,751 square feet and is anchored by H-E-B, a prominent grocer based in Texas. Main Street at Kingwood is located 27 miles northeast of downtown Houston in Kingwood, one of the largest, most established master planned communities of Houston.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 24, 2018 (the “Closing Date”), Nuveen Global Cities REIT OP, LP (the “Borrower”), a wholly owned subsidiary of the Company, as borrower, and the Company, as parent, entered into a credit agreement (“Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and Wells Fargo Securities, LLC, as lead arranger and sole bookrunner.

The Credit Agreement provides for aggregate commitments of up to $60,000,000 for unsecured revolving loans, with an accordion feature pursuant to which the Borrower may increase the aggregate commitments to up to $500,000,000, subject to the satisfaction of certain conditions (the “Credit Facility”). The Borrower may use the proceeds of borrowings under the Credit Agreement for funding general business purposes of the Borrower and its subsidiaries in the ordinary course of business, including financing certain real estate portfolio investments. Upon entering into the Credit Facility, the Borrower borrowed $60,000,000 on the Credit Facility to fund, in part, the acquisition of Main Street at Kingwood. Loans outstanding under the Credit Facility bear interest, at the Borrower’s option, at either an adjusted base rate or an adjusted LIBOR rate, in each case, plus an applicable margin. The applicable margin ranges from 1.30% to 1.90% for borrowings at the adjusted LIBOR rate, in each case, based on the total leverage ratio of the Borrower and its subsidiaries. Loans under the Credit Facility will mature three years from the Closing Date, unless extended pursuant to the terms of the Credit Agreement.

Pursuant to the Credit Agreement, the Borrower has made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type, including financial covenants relating to its total leverage ratio, fixed charges ratio, consolidated net worth, unencumbered leverage ratio and unsecured interest coverage ratio. The Credit Agreement contains events of default customary for financings of this type. Upon the occurrence of certain events of default, Wells Fargo, at the instruction of the lender(s), may terminate any remaining commitments and declare the outstanding loans and other obligations under the Credit Facility immediately due and payable. Upon the occurrence of events of default related to bankruptcy, insolvency and similar events, the commitments will automatically terminate and the outstanding loans and other obligations under the Credit Facility will become immediately due and payable.

Borrowings under the Credit Facility are guaranteed by the Company and certain of its subsidiaries.

The summaries of the Credit Agreement and guarantee set forth above do not purport to be a complete summary and are qualified in their entirety by reference to the Credit Agreement and guarantee, copies of which are filed herewith and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The required financial statements for Main Street at Kingwood will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the latest date on which the initial Current Report related to the Main Street at Kingwood acquisition could have been timely filed.

(b) Pro forma financial information.

The required pro forma financial information for Main Street at Kingwood will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the latest date on which the initial Current Report related to the Main Street at Kingwood acquisition could have been timely filed.

(d) Exhibits.

Exhibit Number	Description

10.1*	Assignment and Assumption of Purchase and Sale Agreement dated October 25, 2018, between THRE Global Investments, LLC and NR Main Street at Kingwood LLC

10.2*	Real Estate Purchase Contract dated August 10, 2018, between THRE Global Investments, LLC and Main Street Kingwood, LTD.

10.3*	First Amendment to Real Estate Purchase Contract dated September 7, 2018, between THRE Global Investments, LLC and Main Street Kingwood, LTD.

10.4*	Second Amendment to Real Estate Purchase Contract dated September 19, 2018, between THRE Global Investments, LLC and Main Street Kingwood, LTD.

10.5*	Third Amendment to Real Estate Purchase Contract dated September 28, 2018, between THRE Global Investments, LLC and Main Street Kingwood, LTD.

10.6*	Fourth Amendment to Real Estate Purchase Contract dated October 3, 2018, between THRE Global Investments, LLC and Main Street Kingwood, LTD.

10.7*	Credit Agreement dated October 24, 2018, by and among Nuveen Global Cities REIT OP, LP, Nuveen Global Cities REIT, Inc., certain lenders named therein, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC

10.8*	Guarantee dated October 24, 2018 by Nuveen Global Cities REIT, Inc. and certain of its subsidiaries in favor of Wells Fargo Bank, National Association

*	Filed herewith.

Exhibit Index

Exhibit Number	Description

10.1*	Assignment and Assumption of Purchase and Sale Agreement dated October 25, 2018, between THRE Global Investments, LLC and NR Main Street at Kingwood LLC

10.2*	Real Estate Purchase Contract dated August 10, 2018, between THRE Global Investments, LLC and Main Street Kingwood, LTD.

10.3*	First Amendment to Real Estate Purchase Contract dated September 7, 2018, between THRE Global Investments, LLC and Main Street Kingwood, LTD.

10.4*	Second Amendment to Real Estate Purchase Contract dated September 19, 2018, between THRE Global Investments, LLC and Main Street Kingwood, LTD.

10.5*	Third Amendment to Real Estate Purchase Contract dated September 28, 2018, between THRE Global Investments, LLC and Main Street Kingwood, LTD.

10.6*	Fourth Amendment to Real Estate Purchase Contract dated October 3, 2018, between THRE Global Investments, LLC and Main Street Kingwood, LTD.

10.7*	Credit Agreement dated October 24, 2018, by and among Nuveen Global Cities REIT OP, LP, Nuveen Global Cities REIT, Inc., certain lenders named therein, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC

10.8*	Guarantee dated October 24, 2018 by Nuveen Global Cities REIT, Inc. and certain of its subsidiaries in favor of Wells Fargo Bank, National Association

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nuveen Global Cities REIT, Inc.

Date: October 30, 2018	By:	/s/ James E. Sinople
James E. Sinople
Chief Financial Officer and Treasurer